UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2013 (July 29, 2013)

Michael Baker Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	1-6627	25-0927646
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

100 Airside Drive

Moon Township, Pennsylvania 15108

(Address of Principal Executive Offices, including Zip Code)

(412) 269-6300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Michael Baker Corporation, a Pennsylvania corporation (the “Company”), has entered into an Agreement and Plan of Merger by and among the Company, Integrated Mission Solutions, LLC, a Delaware limited liability company (“Parent”), and a wholly owned subsidiary of Parent (“Merger Sub”), dated as of July 29, 2013 (the “Merger Agreement”), providing for the merger of Merger Sub with and into the Company, with the Company as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”). Parent and Merger Sub are affiliates of DC Capital Partners, LLC (“DC Capital”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Sub will commence a cash tender offer (the “Offer”) to purchase all of the outstanding shares of the Company’s common stock, par value $1.00 per share (the “Company Common Stock”), at a price per share of $40.50 (the “Offer Price”), net to the seller in cash, without interest and subject to any applicable tax withholding.

The Board of Directors of the Company (the “Board”), which consists entirely of independent directors, unanimously approved the Merger Agreement and the transactions contemplated therein, including the Offer and the Merger, and has resolved to recommend in the Solicitation/Recommendation Statement on Schedule 14D-9 to be filed with the Securities and Exchange Commission (“SEC”) that holders of Company Common Stock tender their shares into the Offer.

Under the terms of the Merger Agreement, the Company has granted Merger Sub an irrevocable option (the “Top-Up Option”), exercisable only upon the terms and subject to the conditions set forth therein, to purchase a number of shares of Company Common Stock equal to the lowest number of shares that, when added to the number of shares owned by Parent and Merger Sub after the completion of the Offer, will constitute one share more than 80% of Company Common Stock outstanding on a fully diluted basis in order to facilitate completion of the Merger under Pennsylvania law. The parties have agreed that if after the purchase of shares of Company Common Stock pursuant to the Offer and any subsequent offering period, and after giving effect to any shares of Company Common Stock purchased pursuant to the Top-Up Option, Merger Sub owns at least 80% of the outstanding shares of Company Common Stock, then once the other conditions to completion of the Merger are satisfied or waived, Merger Sub will merge with and into the Company pursuant to a “short-form” merger in accordance with Section 1924(b) of the Pennsylvania Business Corporation Law, which would not require a vote of the Company’s shareholders.

Upon the effective time of the Merger, each share of the Company Common Stock not purchased in the Offer (except for shares held by shareholders who duly exercise their appraisal rights under Pennsylvania law in connection with a “short form” merger) will be canceled and converted into the right to receive the Offer Price (other than shares held by the Company as treasury stock, held by a wholly owned subsidiary of the Company or held by Parent or Merger Sub, which will be canceled without consideration). As of the effective time of the Merger, each option to purchase shares of the Company Common Stock (each a “Company Option”) granted under any of the Company’s equity based compensation plans (the “Stock Plans”) that is outstanding and unexercised will vest (if not previously vested) and be canceled in consideration for the right to receive cash consideration equal to the product of (i) the total number of shares of Company Common Stock previously subject to such Company Option and (ii) the excess, if any, of the Offer Price over the exercise price per share of Company Common Stock previously subject to such Company Option, less any required withholding taxes. The Merger Agreement further provides that, as of the effective time of the Merger, each restricted stock award (each, a “Restricted Stock Award”) that is granted and outstanding under any Stock Plan will vest and be converted into the right to receive an amount in cash equal to the product of (x) the Offer Price multiplied by (y) the total number of shares of Company Common Stock subject to such Restricted Stock Award, less any required withholding taxes.

Consummation of the Offer is subject to customary conditions, including, among others, (i) the valid tender of the number of Shares that would represent at least a majority of the outstanding shares of Company Common Stock, (ii) the expiration or early termination of the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the absence of certain legal impediments to the consummation of the Merger, and (iv) the absence of any change, event or occurrence that has had or would reasonably be expected to have a material adverse effect on the Company. The Offer is not subject to a financing condition.

Parent has obtained commitments for financing, consisting of a combination of (i) up to a $70.0 million senior secured first lien asset based revolving credit facility, (ii) the issuance and sale of senior secured notes yielding gross proceeds of $340 million (or, if such an offering is not consummated prior to, or concurrently with, the Offer, the drawdown of senior secured increasing rate term loans under a senior secured bridge loan facility in an aggregate principal amount of $340.0 million), and (iii) the contribution in cash of $52.5 million by Thomas J. Campbell to Parent. Additional sources for financing the Offer will be at least $87.0 million of unrestricted cash on the balance sheet of the Company and at least $15.0 million of unrestricted cash on the balance sheet of Parent.

The Company has made various representations and warranties and agreed to specified covenants in the Merger Agreement, including covenants relating to the conduct of the Company’s business between the date of the Merger Agreement and the closing of the Merger and other matters. Under the Merger Agreement, the Company has agreed not to solicit or initiate discussions with third parties regarding alternative transactions and to respond to proposals regarding such alternative transactions only in accordance with the terms of the Merger Agreement.

The Merger Agreement contains certain termination rights for the Company and Parent. If the Merger Agreement is terminated, upon specified circumstances, the Company will be required to pay Parent a termination fee. If payment of a termination fee is due to Parent, the amount of the termination fee will be $11.8 million. The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee of $23.6 million under certain circumstances specified in the Merger Agreement. The Company’s remedies are not limited to receipt of the reverse termination fee.

In addition to the foregoing termination rights, either party may terminate the Merger Agreement if the Offer is not consummated before November 29, 2013.

Also pursuant to the terms of the Merger Agreement, effective upon the purchase of shares of Company Common Stock pursuant to the Offer, Parent will be entitled to designate a number of directors, rounded up to the next whole number, on the Board, equal to the product of (i) the total number of directors on the Board and (ii) the percentage that the number of shares of Company Common Stock beneficially owned by Parent and/or Merger Sub (including shares accepted for payment) bears to the number of shares then outstanding. At that time, Parent will also be entitled to designate the number of members, rounded up to the next whole number on (x) each committee of the Board and (y) as requested by Parent, each Board of Directors of each Subsidiary of the Company (and each committee hereof) that represents the same percentage as such individuals represent on the Board.

The Merger Agreement provides for certain commitments by Parent to the Company’s future operations. As described in Schedule 3.01 to the Merger Agreement, Parent will offer three members of the Company’s existing board of directors the right to be nominated and elected as managers of Parent. In addition, these managers will have consent rights for three years over any decision by Parent that is inconsistent with the commitments made under the Merger Agreement, which include (i) maintaining Company headquarters in Moon Township, Pennsylvania, (ii) retaining the name “Michael Baker Corporation”, (iii) to the extent commercially reasonable, (y) maintaining the Company’s current staffing levels at its business locations, and (z) continuing corporate support provided to charitable organizations. Parent has committed not to sell the Company for five years after consummation of the Merger.

The representations, warranties and covenants of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by matters specifically disclosed in any reports filed by the Company with the SEC prior to the date of the Merger Agreement and confidential disclosures made to Parent and Merger Sub in connection with the Merger Agreement negotiations, (iii) are subject to materiality qualifications contained in the Merger Agreement that may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement, and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Merger Agreement is included with this filing only to provide investors with additional information about the terms and conditions of the Merger Agreement and to provide any other factual information regarding the Company or its business. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Form 10-K, Forms 10-Q and other documents that the Company files or has filed with the SEC.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference.

Facilitation Agreement

On July 29, 2013, in connection with the parties’ entry into the Merger Agreement, Mr. Thomas J. Campbell entered into a facilitation agreement with the Company, Parent, and Merger Sub (the “Facilitation Agreement”). Mr. Campbell is the founder and president of DC Capital and also beneficially owns approximately 498,121 shares of Company Common Stock. Under the terms of the Facilitation Agreement, Mr. Campbell has agreed to, among other things, tender his shares of Company Common Stock into the Offer and vote his shares of Company Common Stock in favor of adopting the Merger Agreement, if applicable. Mr. Campbell has also agreed to comply with certain restrictions on the disposition of such shares of Company Common Stock, subject to the terms and conditions contained therein.

The foregoing description of the Facilitation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Facilitation Agreement attached hereto as Exhibit 2.2, which is incorporated herein by reference.

Additional Information

The tender offer for the outstanding common stock of the Company referred to in this document has not yet commenced. This document is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of the Company Common Stock will be made pursuant to an offer to purchase and related materials that Merger Sub intends to file with the SEC. At the time the tender is commenced, Merger Sub will file a Tender Offer Statement on Schedule TO with the SEC, and thereafter the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. The Tender Offer Statement (including an Offer to Purchase, a related Letter of Transmittal and other offer documents) and Solicitation/Recommendation will contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. These materials will be sent free of charge to all shareholders of the Company when available. In addition, all of these materials (and all other materials filed by the Company with the SEC) will be available at no charge from the SEC through its website at www.sec.gov.

Customary Note Regarding Forward-Looking Statements

This report contains forward-looking statements with respect to the tender offer and related transactions, including the benefits expected from the acquisition and the expected timing of the completion of the transaction. When used in this report, the words “can,” “will,” “intends,” “expects,” “is expected,” similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. Such statements are based on a number of assumptions that could ultimately prove inaccurate, and are subject to a number of risk factors, including uncertainties regarding the timing of the closing of the transaction, uncertainties as to how many shareholders of the Company may tender their stock in the tender offer, the possibility that a government entity may prohibit, decry or refuse to grant approval for the consummation of the transaction, and general economic and business conditions. The Company does not assume any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. Factors that could cause actual results of the tender offer to differ materially include the following: the risk of failing to obtain any regulatory approvals or satisfy conditions to the transaction, the risk that Parent is unable to obtain adequate financing, the risk that the transaction will not close or that closing will be delayed, the risk that the Company’s business will suffer due to uncertainty related to the transaction, the competitive environment in our industry and competitive responses to the transaction, as well as risk factors set forth above. Further information on factors that could affect the Company’s financial results is provided in documents filed by the Company with the SEC, including the Company’s recent filings on Form 10-K and Forms 10-Q.

Item 9.01.	Financial Statements and Exhibits.

The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of July 29, 2013, by and among Michael Baker Corporation, Integrated Mission Solutions, LLC, and Project Steel Merger Sub, Inc.

2.2	Facilitation Agreement, dated as of July 29, 2013, by and among Michael Baker Corporation, Integrated Mission Solutions, LLC, Project Steel Merger Sub, Inc., and Thomas J. Campbell.

*	Certain schedules and exhibits to this agreement, with the exception of Schedule 3.01, have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICHAEL BAKER CORPORATION

By:	/s/ H. James McKnight
H. James McKnight
Office of the Chief Executive, Executive Vice President, Chief Legal Officer and Corporate Secretary

Date: July 30, 2013

EXHIBIT INDEX

Number	Description	Method of Filing

2.1*	Agreement and Plan of Merger, dated as of July 29, 2013, by and among Michael Baker Corporation, Integrated Mission Solutions, LLC, and Project Steel Merger Sub, Inc.	Filed herewith.

2.2	Facilitation Agreement, dated as of July 29, 2013, by and among Michael Baker Corporation, Integrated Mission Solutions, LLC, Project Steel Merger Sub, Inc., and Thomas J. Campbell.	Filed herewith.

*	Certain schedules and exhibits to this agreement, with the exception of Schedule 3.01, have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.